EXHIBIT INDEX

(h)(9) Transfer Agency Agreement between Registrant, on behalf of AXP European Equity Fund and AXP International Fund, and American Express Client Service Corporation, dated May 1, 2003.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 8, 2003.